As filed with the Securities and Exchange Commission on March 19, 1999.
                                           Registration No. 333-_______________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            Advance Financial Bancorp
                            -------------------------
             (Exact name of Registrant as specified in its charter)

Delaware                                                         55-0753533
--------                                                     ------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              1015 Commerce Street
                         Wellsburg, West Virginia 26070
                    ----------------------------------------
                    (Address of principal executive offices)

                Advance Financial Bancorp 1998 Stock Option Plan
                ------------------------------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of                          Proposed      Proposed Maximum     Amount of
Securities to    Amount to be  Maximum Offering     Aggregate      Registration
be Registered   Registered(1)   Price Per Share   Offering Price(2)   Fee (2)
-------------   -------------   ---------------    ----------        --------
Common Stock
$0.10 par value
per share       108,445 shares       (2)           $1,724,233        $479.34
================================================================================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the Advance Financial Bancorp 1998 Stock Option Plan (the "Plan") consists of 108,445 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 108,445 shares are being registered hereby, of which 65,061 shares are under option at a weighted average exercise price of $18.75 per share ($1,219,893.75 in the aggregate). The remainder of such shares, which are not presently subject to options (43,384 shares), are being registered based upon the average of the high and low selling prices of the Common Stock of the Registrant as reported on the Nasdaq SmallCap Market on March 16, 1999 of $11.625 per share ($504,339 in the aggregate) for a total offering of $1,724,233.

     This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------
Item 2.  Registrant Information and Employee Plan Annual Information. *
------
     *This Registration Statement relates to the registration of 108,445 shares of Advance Financial Bancorp (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiaries as compensation for services in accordance with the Advance Financial Bancorp 1998 Stock Option Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on December 17, 1996 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The following documents filed by the Company are incorporated in this Registration Statement by reference:

     (a) The Company's Registration Statement on Form S-1 (No. 333-13021) filed with the Commission on September 27, 1996 and amendments thereto;

     (b) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, as filed with the Commission;

     (c) The Company's Quarterly Report on Form 10-QSB for the periods ended September 30, 1998, and December 31, 1998, as filed with the Commission;

     (d) The Company's Definitive Proxy Statement related to the 1998 Annual Meeting of stockholders as filed with the Commission; and

     (e) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A as filed with the Commission on December 17, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------
         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------
         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------
     Section 145 of the Delaware General Corporation Law authorizes a corporation such as the Registrant to indemnify officers, directors, employees, and agents under certain circumstances. Section 145 requires indemnification of directors, officers, employees, and agents who have been successful on the merits or otherwise in defense of certain actions, suits, proceedings claims, issues, and matters. Article XVIII of the Registrant's Certificate of Incorporation provides for indemnification.

     Section 102(b)(7) of the Delaware General Corporation Law allows for the limitation of liability of directors. Article XVIII of the Registrant's Certificate of Incorporation provides for the limitation of liability of directors.

     The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining qualified persons to serve the Registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the Registrant could be required to be repaid by the Registrant to an indemnified party.

     The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Certificate of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.
------
     Not Applicable

Item 8.  Exhibits.
------
     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------
     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellsburg in the State of West Virginia, as of March 16, 1999.

                            ADVANCE FINANCIAL BANCORP



                         By: /s/   Stephen M. Gagliardi
                             ---------------------------------------------------
                             Stephen M. Gagliardi
                             President and Chief Executive Officer
                             (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Advance Financial Bancorp, do hereby severally constitute and appoint Stephen M. Gagliardi as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Stephen M. Gagliardi may deem necessary or advisable to enable Advance Financial Bancorp, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Stephen M. Gagliardi shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.



/s/   Stephen M. Gagliardi                      /s/   George H. Johnson
--------------------------------------          --------------------------------
Stephen M. Gagliardi                            George H. Johnson
President and Chief Executive Officer           Director
(Principal Executive Officer)
Date: March 16, 1999                            Date: March 16, 1999



/s/   Steve M. Magnone                          /s/   John R. Sperlazza
--------------------------------------          --------------------------------
Steve M. Magnone                                John R. Sperlazza
Vice President                                  Director
(Principal Financial and Accounting Officer)
Date: March 16, 1999                            Date: March 16, 1999

/s/   Gary Young                                /s/   James R. Murphy
--------------------------------------          --------------------------------
Gary Young                                      James R. Murphy
Director                                        Director
Date: March 16, 1999                            Date: March 16, 1999



/s/   William B. Chesson                        /s/   William E. Watson
--------------------------------------          --------------------------------
William B. Chesson                              William E. Watson
Director                                        Director
Date: March 16, 1999                            Date: March 16, 1999

                                INDEX TO EXHIBITS



Exhibit                            Description
-------                            -----------

     4.1                  Advance Financial Bancorp
                          1998 Stock Option Plan

     4.2 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options

     4.3 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options

     4.4                  Form of Stock Award Tax Notice

     5.1 Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the validity of the Common Stock being registered

    23.1                  Consent of Malizia, Spidi, Sloane & Fisch, P.C.
                          (appears in their opinion filed as Exhibit 5.1)

    23.2                  Consent of S.R. Snodgrass, A.C.

     24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein